ALEXION’S BOARD OF DIRECTORS ANNOUNCES
NEW LEADERSHIP APPOINTMENTS

-- David Brennan, Alexion Board Member and Former CEO of AstraZeneca PLC,
Named Interim CEO --

--David Anderson, Former CFO of Honeywell, Joins Alexion as CFO--

-- Previously Announced Audit and Finance Committee Investigation to Date Has Not Identified Any Facts that Require the Company to Update its Previously Reported Historical Results--

-- Company Expects to File Third Quarter 10-Q in January 2017 or Earlier --

-- Alexion to Introduce New CEO and CFO on a Conference Call at 8:30 a.m. Eastern Time --

NEW HAVEN, Conn.—December 12, 2016—The Board of Directors of Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) announced today that it has named David Brennan as Interim Chief Executive Officer, effective immediately. Mr. Brennan is the former Chief Executive Officer and Executive Director of AstraZeneca PLC and has been a member of the Alexion Board of Directors since July 2014. Mr. Brennan succeeds David Hallal who has resigned for personal reasons, effective immediately. Mr. Hallal has also resigned from the Board. Spencer Stuart has been engaged to commence the search for a permanent CEO.

In addition, the Board announced that David J. Anderson, the former Senior Vice President and Chief Financial Officer of Honeywell for 11 years, has joined the Company as Chief Financial Officer, effective immediately. Mr. Anderson succeeds Vikas Sinha, who has left Alexion to pursue other opportunities.

The previously announced Audit and Finance Committee investigation is nearing completion. At this point in time, the Audit and Finance Committee’s investigation has not identified any facts that require the Company to update its previously reported historical results. The Company continues to assess these matters from an accounting, disclosure and internal controls perspective, and expects to file the Form 10-Q for the period ended September 30, 2016 in January 2017 or earlier.

Leonard Bell, M.D., Chairman of the Board of Directors, said, “This leadership transition comes during a period of great strength and momentum. The fundamentals of Alexion are very strong. We have three highly effective therapies and a robust rare disease pipeline. We are well-positioned for sustainable growth. Moreover, we have a clear strategy to continue our mission to develop and deliver transformative therapies for patients with devastating and rare diseases.

“With strong new leaders in place, we will continue to be relentlessly focused on serving patients and families with devastating and rare diseases. With a dedicated and talented team of 3,000 employees, coupled with our breakthrough medical innovation, Alexion will continue to develop and deliver life-transforming therapies for patients and families who count on us,” Dr. Bell concluded.

Doug Norby, Lead Independent Director, said, “Both David Brennan and Dave Anderson are highly experienced executives who bring outstanding leadership skills, valuable expertise, and global perspective, making them well-suited to lead Alexion as we embark on our next exciting phase of growth. David Brennan is an extremely talented and seasoned pharmaceutical chief executive who has a deep understanding of Alexion based on his work on our Board. We are fortunate to have someone of his caliber guide us during this transition. We are also delighted that Dave Anderson is joining Alexion as our new CFO. Dave has distinguished himself over his career as one of the most experienced and well-respected financial executives across industries. We welcome Dave to his new role and look forward to his leadership.”

Mr. Brennan added, “I look forward to working with the Board, the management team, and all of our employees as we continue to focus on serving patients with devastating and rare diseases, as well as advancing our promising clinical development and registration programs. Alexion has a clear strategy to deliver long-term growth, and the Board and I are fully committed to ensuring a smooth transition as we position the Company for continued success as one of the world’s most innovative biopharmaceutical companies.”

Mr. Anderson commented, “Alexion is a world-class company with a strong financial position and solid fundamentals in place to support our long-term strategy. I am excited to join Alexion and to work with David Brennan and the Company’s talented team to drive growth, capitalize on Alexion’s significant potential and enhance shareholder value.”

Brief Biography of David R. Brennan
Mr. Brennan has been a Director of Alexion since July 2014 and has served on the Strategy and Risk Committee, the Quality Compliance Committee, and the Science and Innovation Committee. From 2006 to 2012, he served as Chief Executive Officer and Executive Director of AstraZeneca PLC, one of the world’s largest pharmaceutical companies. Mr. Brennan worked for AstraZeneca in increasing roles of responsibility, including as Executive Vice President of North America from 2001 to 2006 and as Senior Vice President of Commercialization and Portfolio Management from 1999 to 2001.

Prior to the merger of Astra AB and Zeneca Plc, he served as Senior Vice President of Business Planning and Development of Astra Pharmaceuticals LP, the American subsidiary of Astra AB. Mr. Brennan began his career in 1975 at Merck and Co. Inc., where he rose from Sales Representative in the U.S. Division to General Manager of Chibret International, a French subsidiary of Merck.

Mr. Brennan currently serves on the Board of Directors of Innocoll, Inc. and Insmed Incorporated, and previously served on the Board of Directors of AstraZeneca PLC, Reed Elsevier PLC, and the Pharmaceutical Research & Manufacturers of America (PhRMA).

He received a BA in business administration from Gettysburg College, where he is a member of the Board of Trustees.

Brief Biography of David J. Anderson
Mr. Anderson has significant experience leading complex, multi-national finance organizations across multiple industries. Most recently, he was the Senior Vice President and Chief Financial Officer of Honeywell International from 2003-2014. A member of Honeywell's senior leadership team, Mr. Anderson was responsible for all corporate finance activities including accounting, treasury, tax, audit, investments, financial planning, and acquisitions, and was integral to the reshaping of the company's business portfolio.

While at Honeywell, Mr. Anderson received recognition from investors and peers as one of America's top CFOs. From 2012 to 2014, IR Magazine awarded Honeywell for having the best Financial Reporting, and Mr. Anderson was honored as conducting the Best IR by a CFO of a Large Cap company.

Prior to joining Honeywell, Mr. Anderson was Senior Vice President and Chief Financial Officer of ITT Industries where he had responsibility for financial management, information technology and corporate development. Prior to joining ITT Industries, Mr. Anderson worked at Newport News Shipbuilding, where he was Senior Vice President and Chief Financial Officer. In that role, he successfully led the effort in 1996 to establish Newport News Shipbuilding as a stand-alone public company. Previously, he also held senior financial positions with RJR Nabisco and The Quaker Oats Company.

Mr. Anderson serves on the Boards of several public companies, including Cardinal Health, a Fortune 20 leader in healthcare products and services.

He received a BS in Economics from Indiana University and an MBA from the University of Chicago.

Conference Call/Webcast Information:
Alexion leadership will host a listen-only conference call at 8:30 a.m. Eastern Time.
To listen to this call, dial 1-855-327-6837 (USA) or 1-631-891-4304 (International), passcode 10002184 shortly before 8:30 a.m. Eastern Time. A replay of the call will be available for a limited period following the call. The replay number is 1-844-512-2921 (USA) or 1-412-317-6671 (International), passcode 10002184. The audio webcast can be accessed on the Investor page of Alexion’s website at: http://ir.alexionpharm.com.

About Alexion
Alexion is a global biopharmaceutical company focused on developing and delivering life-transforming therapies for patients with devastating and rare disorders. Alexion developed and commercializes Soliris® (eculizumab), the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), two life-threatening ultra-rare disorders. As the global leader in complement inhibition, Alexion is strengthening and broadening its portfolio of complement inhibitors, including evaluating potential indications for eculizumab in additional severe and ultra-rare disorders. Alexion’s metabolic franchise includes two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare disorders, Strensiq® (asfotase alfa) to treat patients with hypophosphatasia (HPP) and Kanuma® (sebelipase alfa) to treat patients with lysosomal acid lipase deficiency (LAL-D). In addition, Alexion is advancing the most robust rare disease pipeline in the biotech industry with highly innovative product candidates in multiple therapeutic areas. This press release and further information about Alexion can be found at: www.alexion.com .

[ALXN-G]

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements often include words such as "anticipate," "believe," "expect," "will," or similar expressions. A number of important factors could cause actual results of the Company to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) risks related to potential disruptions to our business as a result of the leadership changes and transition, (ii) the risk that hiring a new CEO may take longer than anticipated, (iii) risks relating to the internal investigation being conducted by the Audit and Finance Committee; (iv) legal proceedings and government investigations relating to the subject of the Audit and Finance Committee's investigation or related matters; (v) the risk that these or other risk factors impact the expected timing of the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016; (vi) the risk that the failure by the Company to file the 10-Q in a timely manner could lead to a default under certain of the Company's indebtedness; and (vii) the risk factors detailed in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q, and other risk factors identified herein or from time to time in the Company's periodic filings with the SEC. The Company therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Media
Stephanie Fagan, 475-230-3777
Senior Vice President, Corporate Communications

or

Kim Diamond, 475-230-3775
Executive Director, Corporate Communications

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Investors
Elena Ridloff, CFA, 475-230-3601
Vice President, Investor Relations

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